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                                                                    Exhibit 3.61

                            CERTIFICATE OF AMENDMENT

                                       OF

                           CAPSTAR KC COMPANY, L.L.C.

     1. The name of the limited liability company is: CAPSTAR KC COMPANY, L.L.C.

     2. The Certificate of Formation of the limited liability company is hereby amended as follows:

         "2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is: The Corporation Trust Company."

     3. This Certificate of Amendment shall be effective on July 1, 1998.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of CAPSTAR KC COMPANY, L.L.C. this 25th day of June, 1998.




                                         /s/ Christopher L. Bennett
                                         --------------------------
                                         Christopher L. Bennett
                                     By: Authorized Person
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                           CERTIFICATE OF AMENDMENT

                                      OF

                       CAPSTAR WESTPORT COMPANY, L.L.C.


1. The name of the limited liability company is: CapStar Westport Company, L.L.C.

2. Paragraph One of the Certificate of Formation of the limited liability company is hereby amended as follows:

       "The name of the limited liability company is CapStar KC Company, L.L.C."


3.  This Certificate shall be effective upon filing.

    IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this 24th day of March, 1997.




                                       /s/ William M. Karnes
                                       ----------------------
                                       W. Michael Karnes
                                       Authorized Person
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                           CERTIFICATE OF FORMATION

                                      OF

                       CAPSTAR WESTPORT COMPANY, L.L.C.



     This Certificate of Formation of CAPSTAR WESTPORT COMPANY, L.L.C. (the "LLC"), dated as of September 27, 1996, is being duly executed and filed by William H. Diamond, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et. seq.).

          FIRST. The name of the limited liability company formed hereby is CapStar Westport Company, L.L.C.

          SECOND. The address of the registered office of the LLC in the State of Delaware is c/o United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

          THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.





                                       /s/ William H. Diamond
                                       ----------------------------
                                       William H. Diamond
                                       Authorized Person